SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:
[   ] Preliminary Information Statement
[   ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14c-5(d)(2))
[ X ] Definitive Information Statement

                  FIRST FINANCIAL CORPORATION
          (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):
   [ X ]   No fee required.
   [   ]   Fee computed on table below per Exchange Act Rules 14c-5(g)
           and 0-11.

      1)   Title of each class of securities to which transaction applies:

      2)   Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)   Proposed maximum aggregate value of transaction:

      5)   Total fee paid:

   [   ]   Fee paid previously with preliminary materials.

   [   ]   Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

          2)   Form, Schedule or Registration Statement No.:

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          4)   Date Filed:

                  FIRST FINANCIAL CORPORATION
                     800 Washington Avenue
                         P. O. Box 269
                       Waco, Texas 76703
                         (254) 757-2424

                          ____________

                     INFORMATION STATEMENT

                          Relating to

                 ANNUAL MEETING OF SHAREHOLDERS

                   to be held on May 19, 1998

                          ____________


             WE ARE NOT ASKING YOU FOR A PROXY AND
            YOU ARE REQUESTED NOT TO SEND US A PROXY

     This Information Statement is being furnished by the Board of Directors of First Financial Corporation (the "Company") to holders of shares of the Company's common stock in connection with the Annual Meeting of Shareholders to be held at the principal executive offices of the Company at 800 Washington Avenue, Waco, Texas, on Tuesday, May 19, 1998, at 2:00 p.m., local time, and at any adjournment thereof for the purposes set forth in the accompanying Notice of Annual Meeting. This Information Statement is being mailed on or about April 17, 1998.

     The Board of Directors has fixed the close of business on April 15, 1998, as the record date for determination of the shareholders entitled to notice of and to vote at the Annual Meeting ("Record Date"). As of the Record Date, there were issued and outstanding 173,528 shares of common stock, excluding 10,222 shares held as treasury stock that will not be voted. A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting. The holders of record on the Record Date of shares entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. The affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting is required for the election of a director. Shareholders do not have cumulative voting rights. Votes are counted by representatives of the Company at the Annual Meeting.

     The Company will bear all costs and expenses relating to the preparation, printing, and mailing of this Information Statement and accompanying materials to shareholders. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for forwarding the Information Statement to the beneficial owners of the shares of common stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.


                     SECURITY OWNERSHIP OF
            CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     To the best knowledge of the Company, the following table presents certain information regarding the number and percentage of shares of common stock beneficially owned by each person who beneficially owns more than 5% of the Company's common stock, by each director and each nominee for election as a director, by each executive officer, and by all directors and executive officers as a group, as of March 31, 1998. Except as otherwise indicated, the directors, nominees, and officers have sole voting and investment power with respect to the shares beneficially owned by them.



 Name and Address                       Amount and Nature            Percentage of All
of Beneficial Owner                  Of Beneficial Ownership        Outstanding Shares

First Financial Holdings, Ltd.               92,742                        53.44%
800 Washington Ave.
Waco, Texas  76701

FFC Holdings, Inc.                           92,742(1)                     53.44%
800 Washington Ave.
Waco, Texas  76701

Walter J. Rusek                                   9(2)                       .01%
2121 Lake James
Waco, Texas  76710

David W. Mann                                    78(3)                       .04%
800 Washington Ave.
Waco, Texas  76701

Bluebonnet Investments, Ltd.                  9,255                         5.33%
800 Washington Ave.
Waco, Texas  76714-8436

Robert A. Mann                              101,997(4)                     58.77%
P. O. Box 8436
Waco, Texas  76714-8436

Bluebonnet Enterprises, Inc.                  9,255(5)                      5.33%
800 Washington Ave.
Waco, Texas  76701

David W. Mann 1990 Trust                    101,997(6)                     58.77%
P. O. Box 8436
Waco, Texas  76714-8436

All directors and                           102,084                        58.83%
officers as a group


(1) Consists of the 92,742 shares owned by First Financial Holdings, Ltd., a Texas limited partnership, the general partner of which is FFC Holdings, Inc., a Texas corporation, all of the outstanding shares of which are owned by the David W. Mann 1990 Trust, of which Robert A. Mann is trustee and David W. Mann is one of the beneficiaries. Mary Hyden Mann Hunter, Allen Barclay Mann and David W. Mann (see discussion below) are limited partners of First Financial Holdings, Ltd. As a result of a Compromise and Settlement Agreement approved by the U.S. Bankruptcy Court for the Western District of Texas, all non-cash assets in the bankruptcy estate of David W. Mann were abandoned back to David W. Mann pursuant to 11 U.S.C. Sect. 554. The effect of the abandonment was to revest title in the non-cash assets to David W. Mann. Thus, title to a 33.5% partnership interest in First Financial Holdings, Ltd. revested in David
     W. Mann. Robert A. Mann holds an executed and undated assignment of a 33% limited partnership interest in First Financial Holdings, Ltd. from David W. Mann. Under the terms of the partnership agreement of First Financial Holdings, Ltd., the general partners have sole voting and investment power with respect to the 92,742 shares of the Company owned by the partnership; thus FFC Holdings, Inc. (which is owned by the David W. Mann 1990 Trust), as the sole remaining general partner, has voting and investment power over such shares.

(2) Consists of 9 shares owned by the Robert A. Mann Insurance Trust of which Mr. Rusek is trustee. In addition, Mr. Rusek is a limited partner in a limited partnership which owns 185 shares over which he does not have voting or investment power.

(3) Consists of 78 shares owned by Barclay, Inc. David W. Mann is the owner of one hundred percent (100%) of the outstanding stock of Barclay, Inc. and therefore exercises sole voting and investment power over said 78 shares.

(4) Consists of the 9,255 shares owned by Bluebonnet Investments, Ltd., a Texas limited partnership, the general partners of which are Robert A. Mann and Bluebonnet Enterprises, Inc., a Texas corporation owned by the David W. Mann 1990 Trust, of which Robert A. Mann is trustee, and 92,742 shares owned by First Financial Holdings, Ltd. (see footnote 1 above). Robert A. Mann is the Chairman of the Board, President and director of Bluebonnet Enterprises, Inc. and votes the stock of Bluebonnet Enterprises, Inc. as trustee of the David W. Mann 1990 Trust. Robert A. Mann is also a general partner of limited partnerships which are limited partners in Bluebonnet Investments, Ltd. The partnership agreement of Bluebonnet Investments, Ltd. provides that the general partners have the sole management rights in partnership affairs, including voting of securities owned by the partnership, but the agreement further provides that so long as Robert A. Mann is acting as the individual general partner, he shall have no right to vote or determine not to vote shares of stock of a "controlled corporation" as that term is defined in Section 2036 of the Internal Revenue Code and applicable regulations. This provision is interpreted by the partnership to mean that Robert A. Mann, in his individual capacity as a general partner, has no voting power with respect to the shares of the Company owned by the partnership. However, Robert A. Mann, through Bluebonnet Enterprises, Inc. in his capacity as an officer and director, exercises voting power and investment power over such shares. David W. Mann previously shared with Robert A. Mann voting and investment power with respect to said 9,255 shares because he voted, as trustee of the David W. Mann 1990 Trust, the stock of Bluebonnet Enterprises, Inc. However, as a result of the resignation of David W. Mann and the succession of Robert A. Mann as trustee of the David W. Mann 1990 Trust, Robert A. Mann now has sole voting and investment power with respect to said 9,255 shares. First Financial Holdings, Ltd. is a Texas limited partnership, the general partner of which is FFC Holdings, Inc., a Texas corporation. Robert A. Mann is the Chairman of the Board, President and sole director of FFC Holdings, Inc. Under the terms of the partnership agreement, FFC Holdings, Inc., as the sole general partner, and Robert A. Mann, in his capacity as an officer and director, have voting and investment power over said 92,742 shares.

(5)  Consists of the 9,255 shares owned by Bluebonnet
     Investments, Ltd. (see footnote 4 above).

(6) Consists of the 9,255 shares owned by Bluebonnet Investments, Ltd., over which the David W. Mann 1990 Trust has voting and shared investment power and the 92,742 shares owned by First Financial Holdings, Ltd., over which the David W. Mann 1990 Trust has voting and investment power.



                       CHANGE OF CONTROL

     On December 26, 1997, David W. Mann resigned as Trustee of the David W. Mann 1990 Trust and Robert A. Mann became the successor Trustee. No consideration was paid with respect to said resignation.

     The David W. Mann 1990 Trust is the sole shareholder of FFC Holdings, Inc., which is the sole general partner of First Financial Holdings, Ltd. First Financial Holdings, Ltd. owns 92,742 shares, constituting 53.44 percent, of the outstanding common stock of the Company which is voted by its general partner, FFC Holdings, Inc. David W. Mann previously shared with Robert A. Mann voting and investment power with respect to the 92,742 shares of the Company stock owned by First Financial Holdings, Inc. because he voted, as Trustee of the David W. Mann 1990 Trust, the stock of FFC Holdings, Inc. Robert A. Mann is Chairman of the Board, President and sole director of FFC Holdings, Inc. As a result of the resignation of David W. Mann and the succession of Robert A. Mann as Trustee of the David W. Mann 1990 Trust, Robert A. Mann now has sole voting and investment power with respect to said 92,742 shares of the Company common stock.

     The David W. Mann 1990 Trust is also the sole shareholder of Bluebonnet Enterprises, Inc., which is a general partner, along with Robert A. Mann, of Bluebonnet Investments, Ltd. Bluebonnet Investments, Ltd. owns 9,255 shares, constituting 5.33 percent, of the outstanding common stock of the Company. Bluebonnet Investments, Ltd.'s partnership agreement provides that the general partners have the sole management rights in partnership affairs, including the voting of securities owned by the partnership, but the agreement further provides that so long as Robert A. Mann is acting as the individual general partner, he shall have no right to vote or determine not to vote shares of stock of a "controlled corporation" as that term is defined in
Section 2036 of the Internal Revenue Code and applicable regulations. This provision is interpreted by Bluebonnet Investments, Ltd. to mean that Robert A. Mann, in his individual capacity, has no voting power with respect to the 9,255 shares of the Company owned by Bluebonnet Investments, Ltd. However, Robert A. Mann is also the Chairman of the Board, President and sole director of Bluebonnet Enterprises, Inc. and, thus, in his capacity as an officer and director of Bluebonnet Enterprises, Inc. exercises voting power and investment power with respect to the 9,255 shares of the Company stock owned by Bluebonnet Investments, Ltd. David W. Mann previously shared with Robert A. Mann voting and investment power with respect to the 9,255 shares of the Company stock owned by Bluebonnet Investments, Ltd. because he voted, as Trustee of the David W. Mann 1990 Trust, the stock of Bluebonnet Enterprises, Inc. However, as a result of the resignation of David W. Mann and the succession of Robert A. Mann as Trustee of the David W. Mann 1990 Trust, Robert A. Mann now has sole voting and investment power with respect to said 9,255 shares of the Company common stock.

                     ELECTION OF DIRECTORS

     Seven directors are to be elected at the meeting to serve until the 1999 Annual Meeting of Shareholders or until their respective successors have been elected and qualified, or until their earlier death, resignation or removal from office. Five of the nominees are currently directors of the Company.

     Each nominee has agreed to serve as a director of the Company. The Board of Directors knows of no reason why any of its nominees will be unable to accept election. However, if any nominee becomes unable to accept election, the Board will select substitute nominees. The Bylaws of the Corporation provide that the Board shall consist of not less than three (3) nor more than ten (10) directors. The Company has no formal procedures for nomination of directors by shareholders. The Board has fixed the number of directors at seven (7). Shareholders do not have cumulative voting rights.

     The following table sets forth certain information with respect to the persons nominated by the Board of Directors for election as directors of the Company at the Annual Meeting:


      Name and Principal                                                  Offices and
      Occupation for the                         Served As                 Positions
        Last Five Years              Age        A Director                With Company

           NOMINEES

John Carl Hauser                      75        Since 9-20-84                 Director
Retired

David W. Mann (1)(2)(5)(6)(7)         42        Since 4-27-79           President, Director
President, First Financial
Corporation since October 29,
1985; President, First
Preference Mortgage Corp.
since October, 1991; Executive
Vice President, Citizens State
Bank, Woodville, Texas from
July 1, 1995 to January 28,
1997; President and Vice
Chairman of the Board,
Citizens State Bank,
Woodville, Texas since January
28, 1997; Mr. Mann is also an
officer and director of
certain insurance agencies and
companies and holds positions
with numerous other entities.

Robert A. Mann(1)(3)(4)(5)(6)(7)      67        7-1-75 to               Chairman of the Board,
Chairman of the Board, First                    12-27-88;               Chief Executive
Financial Corporation since                      Since                  Officer, Director
July 16, 1991; Chairman of the                   7-16-91
Board, First Preference
Mortgage Corp. since 1993;
Chairman of the Board of
Citizens State Bank, Wood
ville, Texas, since 1950;
Mr. Mann is also an officer
and director of certain
insurance agencies and compa
nies and holds positions with
numerous other entities.

Walter J. Rusek                       66        Since 2-26-70                Director
Vice Chairman of the Board,
Citizens State Bank, Woodville
since February 1, 1993;
President and Chief Executive
Officer, Citizens State Bank,
Woodville from July 1, 1994 to
December 31, 1996; Trust
Officer, Citizens State Bank,
Woodville since August, 1996;
consultant for various enti
ties including the Company
from October, 1990 to June 30,
1994.

Barrett Smith                         78        Since 7-24-79                Director
Retired

Mary Hyden Mann Hunter(1)(6)(7)       44            N/A                        None
Chief Financial Officer, YMCA
of Central Texas since April
25, 1988.

Allen Barclay Mann(1)(6)(7)           41            N/A                        None
Named partner with the firm of
Allen B. Mann & Associates,
P.C. since October 1995;
Shareholder with Mann,
Schorsch & Buckley, P.C., a
law firm, from 1992 to
September 1995.  Mr. Mann's
law practice is primarily in
the business and corporate law
areas.

______________________


(1) David W. Mann is the son of Robert A. Mann and the brother of Mary Hyden Mann Hunter and Allen Barclay Mann.

(2) David W. Mann was one of the defendants in a lawsuit filed by the FDIC, as successor to United Bank of Waco, against a number of former officers and directors of United Bank of Waco, seeking recovery for losses sustained by United Bank of Waco while Mr. Mann is alleged to have been an officer or director. This lawsuit was settled during 1994. David W. Mann filed a Chapter 7 Bankruptcy on June 19, 1996. A settlement agreement was reached with Mr. Mann's creditors and the bankruptcy case was dismissed on September 15, 1997.

(3) On January 6, 1993, Robert A. Mann filed a petition for bankruptcy under Chapter 11 of the Bankruptcy Code. A plan of reorganization was confirmed on December 16, 1993, and an order of final decree was signed on November 5, 1997.

(4) The FDIC, as successor to the failed First Bank & Trust of Bryan, asserted a claim against Robert A. Mann in his bankruptcy proceeding seeking recovery against Mr. Mann for losses sustained by that institution while Mr. Mann was alleged to have been an officer or director. Prior to the hearing on this claim, the FDIC abandoned the claim and the Bankruptcy Court has signed an order disallowing the claim in its entirety.

(5) On June 18, 1996, United Plaza Partnership, a partnership in which David W. Mann and Robert A. Mann were partners, filed Chapter 7 Bankruptcy. A settlement agreement was reached with the partnership's creditors and the bankruptcy case was dismissed on August 12, 1997.

(6) Mary Hyden Mann Hunter is the daughter of Robert A. Mann and the sister of David W. Mann and Allen Barclay Mann.

(7) Allen Barclay Mann is the son of Robert A. Mann and the brother of David W. Mann and Mary Hyden Mann Hunter.


         CERTAIN INFORMATION ABOUT THE FUNCTION OF THE
         BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors held five (5) regular meetings during 1997. All directors attended at least 75% of all board meetings held in 1997. Each non-employee director who attended such meetings (all directors during 1997 other than Robert A. Mann and David W. Mann) was paid a fee of $1,000.00 per meeting.

     The Board functions as a committee of the whole to nominate candidates for Board membership, and there is no standing nominat ing committee. In addition, the Board as a committee of the whole performs audit and executive compensation functions. There are no standing audit and executive compensation committees.

                       EXECUTIVE OFFICERS

     Executive officers of the Company are elected by the Board of Directors at the annual meeting of the Board and hold office until its next annual meeting or until their successors are elected and qualified, or until their earlier death, removal or resignation. The following table sets forth, for each person who is an executive officer of the Company and each person chosen to become an executive officer, his name, age, business experience for the last five years, the year he first became officer and the current position held at the Company:

                                   Officer
     Name                 Age       Since        Current Position

Robert A. Mann(1)         67         1991        Chairman of the
                                                 Board, Chief
                                                 Executive Officer

David W. Mann(1)          42         1985        President

______________________

(1) Refer to section on Election of Directors for business experience during last five years.


                      SIGNIFICANT EMPLOYEE

     Gonzalo Padilla (age 49) serves as Executive Vice President and Chief Operating Officer of First Preference Mortgage Corp., a third tier subsidiary of Key Group, Ltd., a Texas limited partner ship in which the Company has a 52.94% limited partnership interest. Mr. Padilla has served as Executive Vice President and Chief Operating Officer since October 1995. Prior to that, Mr. Padilla's principal occupations during the last five years were as follows: Area Manager, Norwest Mortgage Corporation, April 1995 to September 1995; President and Chief Executive Officer, Bent Tree Residential Lending Corp., April 1994 to April 1995; President and Chief Executive Officer, Fintex Mortgage Corp., April 1991 to April 1994.

    SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, other than as set forth below, the Company believes that during the period beginning January 1, 1997 and ending December 31, 1997, all of its officers, directors and greater than ten percent beneficial stockholders complied with the applicable requirements under Section 16(a).

                                   Number of Transactions      Known Failure
                 Number of Late     Not Reported on a              to File
  Person           Reports            Timely Basis             Required Form


David W. Mann         1                    1                        None

Annie Laurie          1                   N/A                       None
Miller


                     EXECUTIVE COMPENSATION

     The following table sets forth information regarding executive compensation paid to or for the Company's chief executive officer and each of the most highly compensated executive officers whose cash compensation exceeds $100,000 during the last three fiscal years.

                           Annual Compensation
                                                             Other
  Name                                                       Annual
  and                                                        Compen-      All Other
Principal                                                    sation       Compensation
Position              Year      Salary($)      Bonus($)        ($)            ($)

Robert A. Mann,       1995      $167,850       $  200                     $30,264(1)
Chairman of the       1996      $167,850                                  $   403(1)
Board and CEO         1997      $138,810(2)    $  500                     $ 9,153(1)


David W. Mann,        1995      $ 72,588(3)    $  200                     $ 3,719(1)
President             1996      $ 72,000                                  $ 1,152(1)
                      1997      $ 69,252(4)    $ 792(5)                   $    96(1)
______________________

(1)  In 1995, 1996 and 1997, the Company paid $1,764, $1,555 and
     $499 respectively, for group life insurance premiums on the lives of Robert A. Mann and David W. Mann. The Company made contributions to a 401(k) retirement plan in the amount of $2,250 and $1,955 in 1995, $2,250 and $1,000 in 1996, and
     $1,493 and $2,158 in 1997, on behalf of Robert A. Mann and David W. Mann, respectively. The balance of this amount represents insurance premiums paid on policies on the life of Robert A. Mann. The Company will recover premiums paid upon the death of Robert A. Mann or upon surrender of the policy, to the extent of amounts received at death or upon surrender.

(2) Includes $40,810 paid by Apex Lloyds Insurance Company, a subsidiary of the Company.

(3)  Includes $26,688 paid by Apex Lloyds Insurance Company.

(4)  Consists of $60,000 paid by First Preference Mortgage Corp.
     and $9,252 paid by Apex Lloyds Insurance Company.

(5)  Consists of $500 paid by First Preference Mortgage Corp. and
     $292 paid by Apex Lloyds Insurance Company.


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Tri-Triangle Agency, Inc., d/b/a Triangle Insurance Agency

     Certain subsidiaries of the Company pay commissions to Tri-Triangle Agency, Inc., a corporation owned by Robert A. Mann, on hazard insurance policies referred from Tri-Triangle Agency, Inc. to such subsidiaries. Commissions paid by such subsidiaries amounted to $11,285 and $10,247 for the years ended December 31, 1996 and 1997, respectively. Substantially all commissions paid were offset by reimbursement to the Company or its subsidiaries from Tri-Triangle Agency, Inc. for expenses owed by Tri-Triangle Agency, Inc. to the Company or its subsidiaries.

Managerial and Accounting Services Provided by First Advisory
Services, Inc.

     During 1996 and 1997, Bluebonnet Investments, Ltd. (a limited partnership described above) and other entities directly or indirectly owned or controlled by Robert A. Mann, David W. Mann and/or members of the Mann family paid First Advisory Services, Inc., a subsidiary of the Company, an aggregate amount of $393,494 and $273,118, respectively, in fees for accounting and managerial services provided by First Advisory Services, Inc. to such entities.

Expense Sharing Agreement With UW Insurance Group, Inc.

     During 1996 and 1997, the Company and certain subsidiaries of the Company had expense sharing arrangements with UW Service Corporation, Inc. ("UWSC"), pursuant to which UWSC provided certain personnel, facilities, equipment and supplies to the Company and its subsidiaries and allocated to the Company and its subsidiaries the costs incurred by UWSC for such personnel, facilities, equipment and supplies. During 1996 and 1997, the Company and its subsidiaries paid a total of $85,331 and $144,035, respectively, to UWSC pursuant to these expense sharing arrangements. UWSC is a wholly owned subsidiary of UW Insurance Group, Inc. ("UWIGI"). Approximately 80% of the outstanding shares of UWIGI are owned by Bluebonnet Investments, Ltd. (a limited partnership described above), and the remaining 20% of the outstanding shares are owned by David W. Mann's mother. It is the intention of the parties to these expense sharing arrangements that no party realize a profit nor incur a loss as a result of the cost sharing covered by these arrangements.

Transactions with Key Group, Ltd.

     The Company has a servicing agreement pursuant to which it services certain mobile home notes the Company contributed to Key Group, Ltd., a Texas limited partnership ("Key Group"), in exchange for a limited partnership interest. The Company owns, as a limited partner, 52.94% of Key Group. The general partners of Key Group are Robert A. Mann, who is Chairman of the Board of the Company, and First Key Holdings, Inc., a Texas corporation owned by the David W. Mann 1990 Trust, of which Robert A. Mann is the trustee and David W. Mann is one of the beneficiaries.
Robert A. Mann is Chairman of the Board, President and sole director of First Key Holdings, Inc. Bluebonnet Investments, Ltd. (a limited partnership described above) is the other limited partner of Key Group, and owns 47.05% of the partnership. The aggregate amount paid to the Company for servicing said notes during 1996 and 1997 was $24,848 and $20,782, respectively.

     First Financial Information Services, Inc. ("FFISI"), which is owned by First Preference Holdings, Inc., a wholly owned subsidiary of Key Group, bills out computer services for general ledger accounting, mortgage loan servicing and insurance policy tracking. FFISI bills other First Preference Holdings, Inc. subsidiaries, the Company and its subsidiaries, and affiliated insurance companies such as UW General Agency, Inc., UW Service Corporation, Inc., and Tri-Triangle Agency, Inc. The total amount billed by FFISI to the Company and its subsidiaries (including Key Group, Ltd. and its subsidiaries) in 1996 and 1997 was $138,298 and $129,419, respectively.

Sale of Participations

     The Company services certain manufactured housing installment sales contracts and installment loan agreements for UW General Agency, Inc. ("UWGA"). The total servicing fees paid by UWGA to the Company during 1996 and 1997 were $11,829 and $6,616, respectively. On or about July 18, 1997, FPMC purchased the participation interests held by UWGA in said manufactured housing loans for $187,562, which represented the unpaid balances on said loans.

     On June 1, 1995, Key Group, Ltd. transferred its participation interest in certain loans to First Preference Holdings, Inc. as a contribution to capital. At the time, the unpaid balance of the participation interest was $311,650. In June 1995, First Preference Holdings, Inc. transferred the participation interest in said loans to FPMC in satisfaction of the unpaid balance of a $388,000 note from First Preference Holdings, Inc. to FPMC. FPMC is a second-tier subsidiary of First Preference Holdings, Inc. First Preference Holdings, Inc. owns 100% of Security Washington Avenue Corp., a Delaware corporation, which owns 100% of FPMC. The Company continues to service the manufactured housing installment sales contracts and installment loan agreements referenced above. The total servicing fees paid by FPMC to the Company during 1996 and 1997 were $4,368 and $1,195, respectively.

     On or about July 18, 1997, FPMC purchased the interests held by Bluebonnet Investments, Ltd. (a partnership described above) in a pool of manufactured housing loans for $57,565, which represented the unpaid balance of said loans.

Sublease and Sale of 800 Washington Ave. Property

     Until November 1, 1997, the Company subleased approximately 4,000 square feet of its building at 800 Washington Avenue to Bluebonnet Investments, Ltd. (a partnership described above), UW Service Corporation, Inc. (a corporation described above), and other entities directly or indirectly owned or controlled by Robert A. Mann, David W. Mann and/or members of the Mann family. During 1996 and 1997, the sublessees paid a total of $43,337 and $36,200, respectively, in rent to the Company.

     On November 1, 1997, the Company sold to FPMC the land and improvements located at 800 Washington Avenue, Waco, Texas, for a purchase price of $700,000. The purchase price was payable $100,000 in cash and the execution of a note in the principal amount of $600,000, bearing interest at 9% per annum payable in equal monthly installments over a period of 84 months. This building is the principal office of the Company and its subsidiaries (including FPMC). The note executed by FPMC is secured by a deed of trust lien on the building. FPMC now subleases a portion of the building to the entities listed above. During 1997, those sublessees paid a total of $6,280 in rent to FPMC.

Loans to FPMC

     Certain related entities have made loans to FPMC described in the table below. Each of these loans was paid off during 1996.

                                                                Balance of
                                               Original            Loan
  Lender                   Date of Loan    Amount of Loan     as of 12-31-96         Interest Rate

Vidor, Ltd.(2)             10-15-93           $225,000          $  -0-            Wall Street Prime

Citizens Land Corp.(1)         3-94           $175,000          $  -0-                    9%

UW General Agency,             3-94           $250,000          $  -0-                    9%
Inc.(1)                         and
                               8-94

_____________________


(1)  See relationship described above.

(2) Vidor, Ltd. ("Vidor") is a Texas limited partnership. The limited partners of Vidor are the Company (24%), Robert A. Mann (25.01%), Mann Group Investment Company (25%) and The Omnibus Corporation (25%). The general partners are David
     W. Mann and Shelter Resources, Inc. (.99%), a Texas corporation and wholly owned subsidiary of the Company.

Note Receivable From UBI Incentive Savings Plan Liquidating Trust
Nos. 1, 2 and 3

     In 1991, the Department of Labor ("DOL") initiated an investigation with regard to certain investments made by the United Bankers, Inc. Master Incentive Savings Plan and Trust ("UBI ISP") which was adopted by the Company as its own incentive savings plan. David W. Mann had served as a member and chairman (beginning in 1989) of the Administrative Committee of UBI ISP. No formal charges were ever made by the DOL against David W. Mann, the Company or any other member of the Administrative Committee and there was no finding by the DOL or any other entity of any breach of fiduciary duty or wrongdoing by David W. Mann, the Company or anyone else. To resolve the matter with the DOL a $40,000 payment was made to certain liquidating trusts set up to liquidate the remaining assets of the UBI ISP, of which the Company and David W. Mann each paid $10,000. The source of the $10,000 paid by David W. Mann, as well as Mr. Mann's portion of the costs involved in handling the matter before the DOL, was an advance from the Company. A lawsuit was filed in McLennan County, Texas, in which recovery was sought from the UBI ISP Liquidating Trusts Nos. 1, 2 and 3 (the "Liquidating Trusts") of the amount of the settlement, plus all of the costs involved in handling the matter before the DOL and the costs of the lawsuit. In September 1995, a judgment was signed ordering the Liquidating Trusts to reimburse the amount of the settlement, as well as the costs to defend the matter before the DOL and the costs of the lawsuit. The Liquidating Trusts did not have sufficient cash to pay all such costs. Accordingly, a note was signed by the Liquidating Trusts to David W. Mann, Trustee, for $111,607.89, which is secured by real estate owned by the Liquidating Trusts. David W. Mann holds this note for the benefit of the Company and others. The note matured on September 6, 1996 and remains unpaid. If the note is paid, Mr. Mann will forward to the Company its pro rata portion of such payments.

Preferred Stock in First Preference Holdings, Inc.

     On December 27, 1996, First Preference Holdings, Inc. ("FPHI"), a wholly owned subsidiary of Key Group (a partnership described above) issued 1,000 shares of its Series A, 7% Non-Voting, Cumulative Preferred Stock, $0.10 par value (the "Preferred Stock") to Key Group in satisfaction of the indebtedness owed by FPHI to Key Group in the amount as of December 31, 1995 of $5,160,837.22. The Preferred Stock provides for cumulative dividends of $361.27 per share per annum and a liquidation preference of $5,161 per share. The Preferred Stock may be redeemed by FPHI for $5,161 per share.

First Apex Re

     In the fall of 1997, Apex Lloyds Insurance Company ("Apex"), a wholly-owned subsidiary of the Company, initiated the process of forming a Vermont domiciled captive insurance company, First Apex Re ("First Apex"). To provide the required initial capital, Apex purchased 3,000 shares of the Class A voting common stock of First Apex for a total amount of $60,000. The Company purchased 3,250 shares of the Class B nonvoting stock of First Apex for an aggregate purchase price of $65,000. FPMC furnished a $175,000 letter of credit issued in favor of the Commissioner of Insurance for the state of Vermont for the benefit of First Apex. First Apex was organized to reinsure mortgage guaranty insurance on loans originated by FPMC and other related entities. First Apex has agreed to pay FPMC a fee for the letter of credit equal to the 1% fee payable to the issuing bank, plus an additional amount equal to the difference between the amount FPMC earns on the certificate of deposit serving as collateral for the letter of credit and 10% per annum.

Lot Purchase

     On or about October 27, 1997, Robert A. Mann acquired a residential lot from the Company. To evidence the purchase price for the lot, Mr. Mann has executed an unsecured note for $32,500, bearing interest at 5.72% per annum, due on demand or, if no demand, on October 27, 1998.

                   PARENTS OF THE COMPANY AND
                 ITS CONSOLIDATED SUBSIDIARIES

     The Company is the parent, by way of ownership of all the outstanding securities, of the following companies:

     Pre-Owned Homes, Inc.                    Mobile Home Conveyers
                                               And Liquidators, Inc.
     First Advisory Services, Inc.

     First Financial Credit Corp.            First Financial Insurance
                                                    Agency, Inc.
     Apex Lloyds Insurance Co.

     Shelter Resources, Inc.                      Texas Apex, Inc.

The Company is also the parent, by way of ownership of a 52.94% partnership interest in Key Group, Ltd., of the following companies:

     First Preference Holdings, Inc.           First Financial Information
                                                      Services, Inc.

     Security Washington Avenue Corp.        First Preference Financial Corp.

     First Preference Mortgage Corp.

The immediate parent of the Company, by way of ownership of approximately 53.44% of its outstanding shares, is First
Financial Holdings, Ltd.

                            AUDITORS

     The Board of Directors has selected Pattillo, Brown & Hill as auditors for the fiscal year ending December 31, 1998. Pattillo, Brown & Hill was the auditor for the Company for the fiscal year ending December 31, 1997. It is expected that a representative of Pattillo, Brown & Hill will attend the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

     The Company has recently been advised by Pattillo, Brown & Hill that, other than in its capacity as Independent Auditors, Pattillo, Brown & Hill has no direct or indirect financial interest in or connection with the Company, nor has it had any such during the past three years.

                         ANNUAL REPORT

     Accompanying this Information Statement is an annual report to security holders on Form 10-KSB, which is being provided to each shareholder of record without cost to satisfy the requirement that the Company's annual report to security holders accompany or precede this Information Statement.

                         OTHER MATTERS

     As of the date of this Information Statement, the Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those described above.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ David W. Mann
                              David W. Mann, President
April 17, 1998